Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of SPI Energy Co., Ltd. on Amendment No. 2 to Form F-4 of our report dated April 15, 2014 on the 2013 consolidated financial statements of Solar Power, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

San Francisco, California

September 3, 2015